UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934   (Amendment No.     )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

CVS HEALTH CORPORATION

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

CVS Health Corporation

One CVS Drive

Woonsocket, Rhode Island 02895

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2020

The following Notice of Change of Place relates to the proxy statement (the “Proxy Statement”) of CVS Health Corporation (the “Company”), dated April 3, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 14, 2020. This Supplement is being filed with the U.S. Securities and Exchange Commission and is being made available to stockholders on or about April 24, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF PLACE

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2020

To the Stockholders of CVS Health Corporation:

As a result of the public health threat caused by the coronavirus (“COVID-19”) pandemic in the U.S., mandated limits on public gatherings and to protect the health and safety of CVS Health Corporation’s (the “Company’s”) stockholders and employees, NOTICE IS HEREBY GIVEN that the place of the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, May 14, 2020 at 8:00 a.m. Eastern Time. In light of public health concerns regarding the COVID-19 pandemic, the Annual Meeting will be conducted solely by remote communication. Stockholders will not be able to attend the Annual Meeting in person.

As described in the previously distributed proxy materials for the Annual Meeting, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 18, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.

The Annual Meeting will be accessible only at www.virtualshareholdermeeting.com/CVS2020 (the “Annual Meeting platform”). We encourage you to access the Annual Meeting platform prior to the start time and allow ample time to log into the Annual Meeting webcast and test your computer system. To be admitted to the Annual Meeting, you must enter the control number found on the proxy card or voting instruction form that accompanied your previously distributed proxy materials when requested by the Annual Meeting platform. You may vote during the Annual Meeting by following the instructions available on the Annual Meeting platform during the meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the previously distributed proxy materials for the Annual Meeting. The proxy card included with the previously distributed proxy materials will not be updated to reflect the change in place and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

/s/ Colleen M. McIntosh

Colleen M. McIntosh

Senior Vice President, Corporate Secretary

and Chief Governance Officer

April 24, 2020

The Annual Meeting on Thursday, May 14, 2020 at 8:00 a.m. Eastern Time will be accessible only at www.virtualshareholdermeeting.com/CVS2020. Our proxy statement and Annual Report may be accessed at www.cvshealthannualmeeting.com. We encourage you to visit our website. Additionally, you may access our proxy materials at www.proxyvote.com.